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                                   EXHIBIT 24
                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney and John-Paul DeRosa his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the year ending December 31, 1995 of UNUM Corporation pursuant to the Securities Exchange Act of 1934 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Witness our signatures on the date set forth below:


          Signature                     Title               Date
          ---------                     -----               ----



     /s/  Gayle O. Averyt               Director       March 22, 1996
          Gayle O. Averyt


     /s/  Robert E. Dillon, Jr.         Director       March 22, 1996
          Robert E. Dillon, Jr.


     /s/  Gwain H. Gillespie            Director       March 22, 1996
          Gwain H. Gillespie


     /s/  Ronald E. Goldsberry          Director       March 22, 1996
          Ronald E. Goldsberry


     /s/  Donald W. Harward             Director       March 22, 1996
          Donald W. Harward

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          Signature                     Title               Date
          ---------                     -----               ----




     /s/  George J. Mitchell            Director       March 22, 1996
          George J. Mitchell


     /s/  Cynthia A. Montgomery         Director       March 22, 1996
          Cynthia A. Montgomery


     /s/  James L. Moody, Jr.           Director       March 22, 1996
          James L. Moody, Jr.


     /s/  Lawrence R. Pugh              Director       March 22, 1996
          Lawrence R. Pugh


     /s/  Lois Dickson Rice             Director       March 22, 1996
          Lois Dickson Rice


                                        Director       March 22, 1996
          John W. Rowe